UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): July 21, 2022

Onconova Therapeutics, Inc.

(Exact name of Registrant as specified in its charter)

Delaware	001-36020	22-3627252
(State or Other Jurisdiction of Incorporation or Organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

12 Penns Trail Newtown, PA 18940
(267) 759-3680

(Address, Including Zip Code, and Telephone Number, Including Area Code, of Registrant’s Principal Executive Offices)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $.01 per share	ONTX	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

Item 8.01 Other Events.

On July 21, 2022, the Company called to order the Annual Meeting. At the Annual Meeting, there were not present or represented by proxy a sufficient number of shares of the Company’s common stock in order to constitute quorum. The Company adjourned the Annual Meeting until August 18, 2022 at 10:00 a.m. Eastern Daylight Time (the “Reconvened Annual Meeting”).

The Reconvened Annual Meeting will be held at the same virtual meeting location, www.virtualshareholdermeeting.com/ONTX2022. This will enable the Company’s stockholders of record as of the record date, which was May 23, 2022, additional time to consider and vote on the proposals, and enable the Company’s proxy solicitor, Alliance Advisors, LLC, more time to assist the Company with the solicitation of stockholder votes on the proposals.

At the Reconvened Annual Meeting, stockholders will be deemed to be present in person and vote at such adjourned meeting in the same manner as disclosed in the Annual Meeting Proxy Statement. Valid proxies submitted prior to the Annual Meeting will continue to be valid for the Reconvened Annual Meeting, unless properly changed or revoked prior to votes being taken at the Reconvened Annual Meeting.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: July 21, 2022	Onconova Therapeutics, Inc.

	By:	/s/ MARK GUERIN
Name: Mark Guerin
Title: Chief Operating Officer & Chief Financial Officer